Bloom Energy Announces Second Quarter 2019 Financial Results

Revenue of $233.8 million
271 Acceptances, 50% Higher than Q2’18

SAN JOSE, CA, August 12, 2019 -- Bloom Energy Corporation (NYSE: BE) today announced financial results for the second quarter ended June 30, 2019. The Company has issued a shareholder letter with a discussion of its second quarter 2019 financial results and forward estimates, which may be accessed on the Investor Relations section of the Company’s website at: https://investor.bloomenergy.com

Bloom Energy will hold a conference call today to discuss results.

Conference Call Details

Bloom Energy will host a conference call today, August 12, 2019, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss financial results. To participate in the live call, analysts and investors may call +1 (844) 828-0524 and enter the passcode: 8859887. Those calling from outside the U.S. may dial +1 (647) 689-5146 and enter the same passcode: 8859887. A simultaneous live webcast will also be available under the Investor Relations section on the Company’s website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on the Company’s website for thirty days. A telephonic replay of the conference call will be available until Monday, August 19, 2019, by dialing (800) 585-8367 or (416) 621-4642 and entering passcode 8859887.

About Bloom Energy
Bloom Energy’s mission is to make clean, reliable, and affordable energy for everyone in the world. The Company’s product, the Bloom Energy Server, delivers highly reliable and resilient, ‘Always-On’ electric power that is clean and sustainable. Bloom’s customers include twenty-five of the Fortune 100 companies and leaders in cloud services and data centers, healthcare, retail, financial services and many other industries. For more information, visit www.bloomenergy.com.

Investor Relations:

Mark Mesler
Bloom Energy
+1 (408) 543-1743
Mark.Mesler@bloomenergy.com

Media:

David McCulloch
Bloom Energy
+1 (408) 543-1087
David.McCulloch@bloomenergy.com